Exhibit 99.1

FOR IMMEDIATE RELEASE

NBT BANCORP AND SALISBURY BANCORP
ANNOUNCE AGREEMENT TO MERGE

•	Natural Extension into Attractive Contiguous Markets with High-Quality Partner
•	Additional Scale in Combined Connecticut Footprint
•	Expansion into Hudson Valley Region of Upstate New York’s “Chip Corridor”
•	Immediate Market Premium to Salisbury Shareholders and an approximate 40% dividend improvement; Strong Earnings Accretion to Combined Shareholder Base
•	Benefits of Additional Scale and Operating Leverage; Complementary Wealth Advisory Businesses and Increased Fee-Based Revenue
•	Consistent Business Models and Strong Cultural Alignment

NORWICH, N.Y. AND LAKEVILLE, Conn., (Dec. 05, 2022) – NBT Bancorp Inc. (NBT) (NASDAQ: NBTB) and Salisbury Bancorp, Inc. (Salisbury) (NASDAQ: SAL) announced today that they have entered into a definitive agreement pursuant to which Salisbury will merge with and into NBT. The merger consideration is 100% stock and is valued at approximately $204 million and is expected to close in the second quarter of 2023 subject to customary closing conditions, including approval by the shareholders of Salisbury and required regulatory approvals. The combination, approved unanimously by the boards of directors of both companies, will provide market extension for both institutions and join two high-quality franchises with long histories of service to their customers and communities.

Salisbury is a premier community bank franchise headquartered in Lakeville, CT and had assets of $1.51 billion, deposits of $1.33 billion, and net loans of $1.18 billion as of September 30, 2022. Its primary subsidiary, Salisbury Bank and Trust Company, is a Connecticut-chartered commercial bank with 14 banking offices in northwestern Connecticut, the Hudson Valley region of New York and southwestern Massachusetts.

Under the terms of the merger agreement, each outstanding share of Salisbury common stock will be converted into the right to receive 0.7450 shares of NBT common stock upon completion of the merger, which equates to a value of $35.00 per Salisbury share and based on NBT’s volume-weighted average closing stock price of $46.98 for the 10-day trading period ending on November 29, 2022. The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the receipt of NBT common stock by shareholders of Salisbury is expected to be tax-free.

NBT expects the transaction to be approximately 9.8% accretive to first full-year proforma GAAP earnings per share after close and 4.9% per share accretive to cash earnings excluding the impact of purchase accounting adjustments, including fair value marks to securities and loans and the establishment of a core deposit intangible asset.

“We are very excited to partner with Salisbury and to extend our footprint into their attractive and complementary markets,” said NBT President and CEO John H. Watt, Jr. “Importantly, the organizational values upheld by the Salisbury team align very well with those of NBT. We look forward to welcoming these dedicated financial professionals to NBT and growing our combined company together. We are also pleased that Rick Cantele, Salisbury’s President and CEO, will become a member of NBT’s Executive Management Team. Salisbury has an impressive history of service to their customers, communities and shareholders, and we are honored to have the opportunity to build on these relationships.”

“We are proud to become part of a long-standing, high-performing franchise like NBT Bank,” said Salisbury President and CEO Richard J. Cantele, Jr. “We believe this combination will create significant value for Salisbury shareholders, both immediately and longer term. Furthermore, we are confident the operating philosophies shared by NBT and Salisbury will ensure that our customers continue to receive high-quality service from people they know and trust. NBT has been consistently recognized for superior customer satisfaction and offers comprehensive omni-channel solutions. Through the partnership between Salisbury and NBT, our customers will gain access to an expanded set of products, services and capabilities.”

In recognition of both organizations’ strong community focus, NBT has committed to maintaining charitable support in the markets served by Salisbury at consistent levels following the merger. NBT has also pledged to contribute an additional $500,000 in incremental support to demonstrate the company’s ongoing commitment to these markets.

Following the completion of the merger, Salisbury Bank and Trust offices will become NBT Bank, N.A. locations. NBT intends to establish a regional operations center in Lakeville, CT. The merger agreement also provides for one director from Salisbury to be added to the Board of Directors of NBT at closing.

Piper Sandler & Co. served as financial advisor to NBT, and Janney Montgomery Scott LLC served as the financial advisor to Salisbury. Hogan Lovells US LLP served as legal counsel to NBT, and Updike, Kelly & Spellacy, P.C. served as legal counsel to Salisbury.

Investor Call

NBT will host a conference call at 11:00 a.m. (Eastern) Monday, December 5, 2022, to discuss the combination with Salisbury. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements about NBT and Salisbury and their industry involve substantial risks and uncertainties. Statements other than statements of current or historical fact, including statements regarding NBT’s or Salisbury’s future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to NBT or Salisbury, are forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should” and other similar expressions are intended to identify these forward-looking statements. Such statements are subject to factors that could cause actual results to differ materially from anticipated results.

Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements include, but are not limited to the following: (1) the businesses of NBT and Salisbury may not be combined successfully, or such combination may take longer to accomplish than expected; (2) the cost savings from the merger may not be fully realized or may take longer to realize than expected; (3) operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected; (4) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; (5) the shareholders of Salisbury may fail to approve the merger; (6) the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (7) diversion of management’s attention from ongoing business operations and opportunities; (8) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected timeframes or at all and to successfully integrate Salisbury’s operations and those of NBT; (9) such integration may be more difficult, time consuming or costly than expected; (10) revenues following the proposed transaction may be lower than expected; (11) NBT’s and Salisbury’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; (12) the dilution caused by NBT’s issuance of additional shares of its capital stock in connection with the proposed transaction; (13) changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; (14) legislative and regulatory changes; and (15) uncertainty as to the extent of the duration, scope, and impacts of the COVID-19 pandemic on NBT, Salisbury and the proposed transaction. Further information about these and other relevant risks and uncertainties may be found in NBT’s and Salisbury’s respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2021 and in subsequent filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements speak only as of the date they are made. NBT and Salisbury do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. You are cautioned not to place undue reliance on these forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction, NBT expects to file with the SEC a registration statement on Form S-4 that will include a proxy statement of Salisbury that also constitutes a prospectus of NBT (the “proxy statement/prospectus”), which proxy statement/prospectus will be mailed or otherwise disseminated to Salisbury’s shareholders when it becomes available. NBT and Salisbury also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4, THE PROXY STATEMENT/PROSPECTUS TO BE INCLUDED WITHIN THE REGISTRATION STATEMENT ON FORM S-4, AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT NBT, SALISBURY AND THE PROPOSED TRANSACTION. You may obtain a free copy of the registration statement, including the proxy statement/prospectus (when it becomes available) and other relevant documents filed by NBT and Salisbury with the SEC, without charge, at the SEC’s website at www.sec.gov. Copies of the documents filed by NBT with the SEC will be available free of charge on NBT’s website at www.nbtbancorp.com or by directing a request to NBT Bancorp Inc., 52 South Broad Street, Norwich, NY 13815, attention: Corporate Secretary, telephone (607) 337-6141. Copies of the documents filed by Salisbury with the SEC will be available free of charge on Salisbury’s website at www.salisburybank.com or by directing a request to Salisbury Bancorp, Inc., 5 Bissell Street, P.O. Box 1868, Lakeville, CT 06039-1868, attention: Corporate Secretary, telephone (860) 453-3432.

No Offer

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in Solicitation

NBT and Salisbury and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about NBT’S  executive officers and directors in NBT’S definitive proxy statement filed with the SEC on APRIL 7, 2022. You can find information about SALISBURY’S executive officers and directors in SALISBURY’S definitive proxy statement filed with the SEC on April 8, 2022. Additional information regarding the interests of such potential participants will be included in the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. You may obtain free copies of these documents from NBT or SALISBURY using the sources indicated above.

Contacts:	NBT Bancorp Inc.	Salisbury Bancorp, Inc.
	John H. Watt, Jr.	Richard J. Cantele, Jr.
	President and CEO	President and CEO
860-435-9801
Scott A. Kingsley
EVP and Chief Financial Officer
607-337-6589